Exhibit 10.2

February 16, 2017

STRICTLY CONFIDENTIAL

XTL Biopharmaceuticals Ltd.

5 Hacharoshet Street

Raanana, Israel

Attn: Joshua Levine

Dear Mr. Levine:

Reference is made to the engagement agreement (the “Engagement Agreement”), dated November 7, 2016, by and between XTL Biopharmaceuticals Ltd. (the “Company”) and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Rodman”) pursuant to which Rodman shall serve as the exclusive agent, advisor or underwriter of the Company in any Offering. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

1.          The Company and Rodman hereby agree to amend and restate the first sentence of Section B of the Engagement Agreement as follows:

“The term of Rodman’s exclusive engagement will begin on the date hereof and end 180 days following the date hereof (the “Term”).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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430 Park Avenue | New York, New York 10022 | 212.356.0500

Security services provided by H.C. Wainwright & Co., LLC | Member: FINRA/SIPC

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

RODMAN & RENSHAW, A UNIT OF H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward Silvera
Name: Edward Silvera
Title: COO

Accepted and Agreed:

XTL BIOPHARMACEUTICALS LTD.

By:	/s/ Josh Levine
Name: Josh Levine
Title: CEO

[Signature Page to XTLB Engagement Agreement Amendment]